EXHIBIT 1


                                              Contact:  Stewart Lindsay
                                                        Edelman PR Worldwide
                                                        1-212-704-4435


       Bunge Increases Regular Quarterly Cash Dividend to $0.11 per Share


WHITE PLAINS, NY - May 30, 2003 - Bunge Limited (NYSE: BG - News) announced that its Board of Directors increased its regular quarterly cash dividend to $0.11 per share. The prior regular quarterly cash dividend was $0.10 per share. The dividend is payable on Friday, August 29, 2003, to shareholders of record on Friday, August 15, 2003. Bunge Limited had 99,609,117 common shares outstanding on March 31, 2003.


About Bunge Limited

Bunge Limited (www.bunge.com) is an integrated, global agribusiness and food company operating in the farm-to-consumer food chain with worldwide distribution capabilities. Founded in 1818 and headquartered in White Plains, New York, Bunge has over 25,000 employees and locations in 28 countries. Bunge is the world's leading oilseed processing company, the largest producer and supplier of fertilizers to farmers in South America and the world's leading seller of bottled vegetable oils to consumers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "estimate" and "continue" and similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could affect future results, causing them to differ materially from those expressed in our forward-looking statements: our ability to complete the acquisition of Cereol and to integrate Cereol's operations, estimated demand for commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the agribusiness industry; economic and

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political conditions in Brazil and Argentina; and other economic, business, competitive and/or regulatory factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.